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                                                                      EXHIBIT 24

     The directors of Heritage Financial Corporation (the "Company") whose signatures appear below, hereby appoint Donald V. Rhodes as their attorney to sign, in their name and behalf and in any and all capacities stated below, the Company's Annual Report on Form 10-K pursuant to Section 13 of the Securities Exchange Act of 1934, and likewise to sign any and all amendments and other documents relating thereto as shall be necessary, and such persons hereby granting to each such attorney power to act with or without the other and full power of substitution and revocation and hereby ratifying all of that any such attorney or his substitute may do by virtue hereof.

     This Power of Attorney has been signed by the following persons in the capacities indicated on the 19th day of March, 2001.

Signature                           Title
---------                           -----

/s/ Lynn M. Brunton                 Director
------------------------
Lynn M. Brunton

/s/ Brian Charneski                 Director
------------------------
Brian Charneski

/s/ John A. Clees                   Director
------------------------
John A. Clees

/s/ Peter Fluetsch                  Director
------------------------
Peter Fluetsch

/s/ Daryl D. Jensen                 Director
------------------------
Daryl D. Jensen

/s/ Melvin R. Lewis                 Director
------------------------
Melvin R. Lewis

/s/ Jeffrey Lyon                    Director
------------------------
Jeffrey Lyon

/s/ H. Edward Odegard               Director
------------------------
H. Edward Odegard

/s/ James P. Senna                  Director
------------------------
James P. Senna

/s/ Philip S. Weigand               Director
------------------------
Philip S. Weigand